Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-162740) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan,
(2)	Registration Statement (Form S-8 No. 333-138682) pertaining to the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-183031) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan, and
(4)	Registration Statement (Form S-8 No. 333-219509) pertaining to the Chart Industries, Inc. 2017 Omnibus Equity Plan

of our report dated March 27, 2017, except for Notes 11, 18, 21, and 22, as to which the date is October 26, 2017, with respect to our audit of the consolidated financial statements of RCHPH Holdings, Inc. as of and for the year ended December 31, 2016, included in Form 8-K/A dated October 26, 2017, of Chart Industries, Inc.

/s/ BKD, LLP

Evansville, Indiana
October 26, 2017